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                                                                    Exhibit 23.4


CytRx Corporation
Los Angeles, California


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-42259, 33-93816, 33-93818, 333-84657, 333-68200,
333-91068 and 333-93305) of CytRx Corporation of our report dated March 26, 2002, relating to the financial statements of Blizzard Genomics, Inc., which appears in this Form 10-K.

                                        /s/ Silverman Olson Thorvilson &
                                                Kaufmann, LTD
                                        --------------------------------
                                            SILVERMAN OLSON THORVILSON &
                                                KAUFMAN LTD


Minneapolis, Minnesota
May 11, 2004